UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 14, 2008

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52013	20-0640002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5 Penn Plaza (4th Floor), New York, New York 10001
(Address of principal executive offices, including zip code)

(212) 246-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 14, 2008, Town Sports International Holdings, Inc. (the “Company”) announced that it had hired Martin J. Annese as its Chief Operating Officer effective April 28, 2008. A copy of the Company’s press release announcing the foregoing is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
     Mr. Annese, age 49, most recently was employed as an executive performance consultant at Woodstone Consulting Company, a management consulting firm, since 2006. From 1997 through 2005, Mr. Annese held various senior level positions at Starbucks Coffee Company, most recently as Senior Vice President, Northeast Zone, responsible for more than 1,100 stores. From 1983 through 1997, Mr. Annese was held several executive level positions at PepsiCo, Inc. From 1980 till 1983, Mr. Annese was a Senior Auditor at Arthur Young and Company.
     Mr. Annese’s annual base salary will be $325,000, subject to future adjustment based on job performance. Mr. Annese is eligible to earn an annual bonus award of up to 50% of his base salary (which amount may be increased at the discretion of the Company’s Board of Directors in accordance with the Company’s management incentive plan in the event the Company’s performance exceeds certain performance targets established by the Board of Directors), which bonus is payable upon achievement of certain performance targets established by the Board of Directors and pursuant to the terms of the Company’s incentive plan. In addition, in connection with his hiring, on the third business day following the Company’s public announcement of its financial results for the quarter ended March 31, 2008, Mr. Annese will receive 100,000 options to purchase shares of common stock of the Company pursuant to the Company’s 2006 Stock Incentive Plan.
     In connection with his hiring, the Company entered into a severance agreement (the “Executive Severance Agreement”) with Mr. Annese, which provides that if his employment is terminated by either (i) the Company without cause or (ii) by him for good reason (as each such term is defined in the Executive Severance Agreement) within a period of six (6) months following a change in control (as defined in the Executive Severance Agreement), then he will receive the following severance: (i) an amount equal to one year of his base salary, payable in twelve equal monthly installments; (ii) a pro rata annual bonus for the fiscal year in which the termination occurred (which bonus will be payable at such time as bonuses are paid to the Company’s employees generally); and (iii) the continuation of health and dental coverage for up to one year, with the Company continuing to pay the same portion of the premiums as it does for current employees. The foregoing severance is subject to (i) a covenant by him to not compete with the Company or its subsidiaries for a period of one year following the termination date; (ii) a covenant not to solicit the employees, consultants, customers or suppliers of the Company and its subsidiaries for the one-year period following the termination date; and (iii) a covenant not to disclose confidential information at all times following the termination date. A copy of the form of the Executive Severance Agreement is filed as Exhibit 10.38 to the Company’s Form 10-K for the fiscal year ended December 31, 2007 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Company’s Press Release, dated April 14, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)
Date: April 14, 2008	By:	/s/ Daniel Gallagher
Daniel Gallagher
Chief Financial Officer

EXHIBIT INDEX
99.1	Company’s Press Release, dated April 14, 2008